भारतीय गैर न्यायिक

एक सौ रुपये Rs. 100

रु. 100 ONE HUNDRED RUPEES

सत्यमेव जयते

भारत INDIA

INDIA NON JUDICIAL

महाराष्ट्र MAHARASHTRA 2015 NX 692510

DIST. TREASURY OFFICE THANE

जिल्हा कोषागार कार्यालय, ठाणे.

15 FEB 2016

मुद्रांक प्रमुख लिपीक/लिपीक

15/2/2016

ASSIGNMENT AND ASSUMPTION AGREEMENT

This **ASSIGNMENT AND ASSUMPTION AGREEMENT** is entered into this ________ day of March, 2016 by and between

SIRI GLOBAL ASSET MANAGEMENT CORPORATION, a Company registered under the laws of State of New York and having its registered office at 645, 5th Ave Suite, 400 New York – 10022 hereinafter referred to as "**SGG**" (which expression shall further mean and include its successors, permitted or designated assigns) of the ONE PART;

AND

॥ श्री ॥

जोडपत्र-2/Annexure - II

22 FEB 2016

(Name of Document)

होय / नाही
Yes / No

३) दस्त नोंदणी करणार आहेत का ?
(Whether it is to be registered)

४) मिळकतीचे थोडक्यात वर्णन -
(Property Description in brief)

LAVASA CORPORATION LIMITED
HINCON HOUSE, LBS MARG,
VIKHROLI (WEST),
MUMBAI-400 083.

Duty Amount)

LAVASA CORPORATION LIMITED, (CIN:U55101MH2000PLC187834), a Company registered under the Companies Act, 1956 and having its registered office at Hincon House, 11th Floor, 247Park, L.B.S. Marg, Vikhroli (West), Mumbai – 400 083, India, hereinafter referred to as "**Company**", (which expression shall mean and include its successors, permitted or designated assigns) of the SECOND PART;

AND

INTERRUPS, INC., a publicly listed Nevada Corporation ("ITUP"), a Company registered under the laws of State of Nevada and having its registered office at 654, Fifth Avenue, Suite 400, New York, NY 10022, hereinafter referred to as "**ITUP**" (which expression shall further mean and include its successors, permitted or designated assigns) of the THIRD PART

"SGG", "Company" and "ITUP" are each a "Party" and collectively the "Parties".

WHEREAS, SGG and Company entered into a Conditional Binding Agreement, dated as of February 23, 2016 (hereinafter referred to as the "CBA");

AND WHEREAS, Clause 9 of the CBA states that SGG may assign its rights and obligations under the CBA to ITUP, with the written permission of Company and subject to ITUP executing Deed of Adherence;

AND WHEREAS, SGG now intends to assign all of its rights, responsibilities, agreements, promises, covenants and obligations under the CBA to ITUP;

AND WHEREAS, ITUP has agreed for assuming and accepted all of SGG's rights, responsibilities, agreements, promises, covenants and obligations under the CBA;

AND WHEREAS, Company accepts ITUP as the Assignee of all of SGG's rights, responsibilities, agreements, promises, covenants and obligations set forth in the CBA and as set forth in this Assumption and Assignment Agreement;

AND WHEREAS, ITUP hereby agrees, confirms and accepts this assignment made by SGG to ITUP on the terms and conditions mentioned herein below:

NOW, therefore, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agrees as follows:

1. Assignment and Assumption by ITUP. SGG hereby assigns to ITUP, and ITUP assumes, confirms and accepts from SGG, all of SGG's rights, responsibilities, agreements, promises, covenants and obligations set forth in the CBA. ITUP hereby undertakes and agrees from and after the date hereof, to perform and discharge, as and when due, all of SGG's rights, responsibilities, agreements, promises, covenants and obligations under the CBA.

2. Acceptance of Assignment by Company. Company hereby agrees that : (a) ITUP henceforth shall be responsible for all of SGG's rights, responsibilities, agreements, promises, covenants and obligations set forth in the CBA and (b) ITUP agrees and confirms to perform all of SGG's rights, responsibilities, agreements, promises, covenants and obligations set forth in the CBA and shall be bound by the same in each case as if ITUP had been the original party to the CBA.

3. Release of SGG. In consideration of ITUP assuming, confirming and accepting all of SGG's rights, responsibilities, agreements, promises, covenants and obligations under the CBA, Company hereby release SGG from its rights, responsibilities, agreements, promises, covenants and obligations set forth in the CBA.

4. General.

(a) This Assumption and Assignment Agreement may be executed in three (3) counterparts, each of which will be deemed as originals, but all of which together will constitute one and the same instrument.

(b) This Assumption and Assignment Agreement shall be governed by and construed to be in accordance with the arbitration provisions set forth in Schedule II under the CBA.

(c) The Parties hereto agree and confirm that from the date hereof all reference to SGG in the CBA shall be treated as reference to ITUP.

(d) This Assumption and Assignment Agreement shall be governed by and construed in accordance with the laws of India. Courts at Mumbai alone shall have jurisdiction to settle all the disputes arising out of this Assumption and Assignment Agreement between the Parties herein.

(e) Except as mentioned hereinabove all other terms and conditions of CBA shall remain in force and effective.

IN WITNESS WHEREOF, the Parties have executed and delivered this Assumption and Assignment Agreement on the day and year first above written.

SIRI GLOBAL ASSET MANAGEMENT CORPORATION

Laxmi Prasad

Laxmi Prasad, CEO

LAVASA CORPORATION LIMITED

Rajiv Duggal

Rajiv Duggal, CEO

INTERUPS,INC.

Likhitha Palaypu

Likhitha Palaypu, CEO